TYSON FOODS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT
AND
LIFE INSURANCE PREMIUM PLAN

TABLE OF CONTENTS

SECTION 1
INTRODUCTION

            Tyson Foods, Inc. hereby establishes the Tyson Foods, Inc. Supplemental Executive Retirement and Life Insurance Premium Plan on January 23, 2004, to become effective as of March 12, 2004 (the "Plan").

            The Company intends to maintain the Plan indefinitely.  The Plan provides for each Plan Sponsor to pay its respective benefits and administrative costs from its general assets.  The establishment of the Plan shall not convey rights to Participants or any other person which are greater than those of the general creditors of the Plan Sponsor.

The terms and conditions of participation and benefits under the Plan are determined exclusively by the provisions of this document.  In the event of any conflict between the provisions of this document and any other description of the Plan, the provisions of this document control.

SECTION 2
DEFINITIONS

            As used in this Plan, the masculine pronoun shall include the feminine and the feminine pronoun shall include the masculine unless otherwise specifically indicated.  In addition, the following words and phrases as used in this Plan shall have the following meaning unless a different meaning is plainly required by the context:

            2.1       "Actuarial Equivalent" means a benefit of equivalent value, when computed on the basis of the same mortality table and the rate or rates of interest and/or empirical tables.  Prior to a Change of Control, the Plan Administrator may change the table(s) and/or rate(s) of interest used in determining whether a benefit is the Actuarial Equivalent of another benefit.  No Participant shall accrue a right to have any particular table or interest rate used in computing the lump sum value of his or her SERP benefit and, therefore, differences in Actuarial Equivalent computations attributable to varying table(s) and/or rate(s) of interest shall not be deemed a part of a Participant's "accrued" benefits as described in Section 9.1.  Effective with a Change of Control, the table(s) and rate(s) of interest shall remain the same as those in effect immediately prior to a Change of Control.

2.2       "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

            2.3       "Board of Directors" means the Board of Directors of Tyson Foods, Inc.

            2.4       "Change of Control" means any one of the following events occurring after March 12, 2004:

(a)        the acquisition by any individual, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this Subsection (a), the following shall not be deemed to result in a Change of Control, (i) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company, in which case any such subsequent acquisition shall be deemed to be a Change of Control; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)        a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

(c)        the sale or transfer (other than as security for the Company's obligations) of more than fifty percent (50%) of the assets of the Company in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

(d)        the sale or transfer of more than fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

(e)        within any twelve-month period the persons who were directors of the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors; provided that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of

Regulation 14A promulgated under the Exchange Act) relating to the election of directors of the Company shall be deemed to be an Incumbent Director; or

(f)         the dissolution or liquidation of the Company.

            2.5       "Code" means the Internal Revenue Code of 1986 and all regulatory guidance promulgated thereunder, as the same may be amended and modified from time to time.

            2.6       "Company" means Tyson Foods, Inc. and any successor thereto.

            2.7       "Compensation" means the base salary paid to an Active Participant or deferred for services rendered to the Company or an Affiliate during any year in which the Participant accrues Creditable Service, including any deferrals of base salary or bonus under a 401(k) plan, deferrals under a non-qualified, defined contribution deferred compensation plan or salary reduction under a cafeteria plan of the Company or an Affiliate, plus any annual cash bonus payable to an Active Participant under a recurring bonus program applicable to one or more classes of employees.  Compensation shall not include any other forms of compensation, fringe benefits or severance payments or benefits, whether characterized as such, made pursuant to any employment agreement, separation agreement, severance plan or policy or any similar arrangement, unless such agreement, plan, policy or arrangement expressly provides that the special termination or severance payments or benefits are to be included as Compensation under the Plan.

            Notwithstanding the foregoing, with respect to any period of absence (during which disability benefits are being paid to the Participant under a short-term or long-term disability plan then maintained by the Company or an Affiliate) which is included as Creditable Service, the Participant's annual Compensation for purposes of the Plan during such period of absence shall be deemed to be the greater of (a) his Compensation paid for the last full calendar year of his employment immediately preceding the beginning of such absence, or (b) the actual Compensation the Participant received in the year the absence began.

            2.8       "Contracted Officer" means an employee of a Plan Sponsor who has a written employment agreement in effect with the Plan Sponsor for the performance of services in a recognized officer position of the employing entity.

            2.9       "Creditable Service" means:

                        (a)        The total number of years and completed months of continuous service rendered by an Active Participant as an employee of the Company or any Affiliate from and after January 1, 2004.

                        (b)        Periods of authorized leaves of absence on or after January 1, 2004 from the Company or any Affiliate, including but not limited to leaves required to be granted pursuant to the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act, and, notwithstanding any other provision of this Plan to the contrary, any period of an authorized leave of absence on or after January

            1, 2004 while disability benefits are being paid to the Participant under a short-term or long-term disability plan then maintained by the Company or an Affiliate.

                        (c)        Any prior Creditable Service under this Plan rendered by an employee who was formerly an Active Participant and who subsequently becomes a new Active Participant pursuant to Plan Section 3.1 shall be disregarded unless otherwise determined by the Plan Administrator and communicated to the Participant in writing.

            Subject to approval by the Plan Administrator, a Participant may be granted additional years of Creditable Service for purposes of determining benefits under the Plan.  Additional service granted under provisions of an individual agreement between the Company or any Affiliate and a Participant or under any severance plan or policy of the Company covering the Participant shall also be included in determining Creditable Service, but only in accordance with the specific terms of such provisions.

            2.10     "Disability" means a disability of a Participant which, in the opinion of the Plan Administrator, causes a Participant to be totally and permanently disabled due to sickness or injury so as to be completely unable to perform any and every duty pertaining to his occupation from a cause other than as specified below:

(a)        excessive and habitual use by the Participant of drugs, intoxicants or narcotics;

(b)        injury or disease sustained by the Participant while willfully and illegally participating in fights, riots, civil insurrections or while committing a felony;

(c)        injury or disease sustained by the Participant diagnosed or discovered subsequent to the date of his termination of employment; and

(d)        injury or disease sustained by the Participant while working for anyone other than the Plan Sponsor or any Affiliate and arising out of such employment.

The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence.

            2.11     "Disability Retirement Allowance" means the SERP benefits payable under Section 4.4 to a Participant who terminates employment due to a Disability.

            2.12     "Early Retirement Allowance" means the SERP benefits payable under Section 4.3 to a Participant who retires prior to attaining Normal Retirement Age.

            2.13     "ERISA" means the Employee Retirement Income Security Act of 1974 and all regulatory guidance thereunder, as the same may be amended and modified from time to time.

            2.14     "Final Average Compensation" means the average annual Compensation of a Participant measured over the final five (5) consecutive, whole calendar years during the

Participant's entire period of Creditable Service.  If a Participant has less than five (5) consecutive, whole calendar years of Creditable Service, Final Average Compensation shall be computed over all such years.

             2.15     "LIP" means the portion of the Plan providing the life insurance premiums payment benefits described in Section 5.

            2.16     "Nonforfeitable" refers only to the vested, unsecured contractual right of a Participant, if any, to benefits under this Plan.  In no event, however, shall "Nonforfeitable" imply any preferred claim on, or any beneficial ownership interest in, any assets of the Plan Sponsor before those assets are paid to any Participant pursuant to the terms of the Plan.  As provided in Section 8.5 below, certain events may result in the forfeiture even of Nonforfeitable benefits.

            2.17     "Normal Retirement Age" means age 62.

            2.18     "Normal Retirement Allowance" means the SERP benefits payable under Section 4.2 to a Participant who retires on or after attaining Normal Retirement Age.

            2.19     "Participant" means any Active Participant, Inactive Participant or Retired Participant.

                        (a)        "Active Participant" means a Contracted Officer of a Plan Sponsor from the time participation in the Plan begins pursuant to Section 3.1 until the earliest of the time:

(i)         the Participant retires and is entitled to SERP benefits under Section 4,

                        (ii)        the Participant dies or becomes subject to a Disability,

                                    (iii)       the Participant becomes an Inactive Participant,

(iv)       the Participant's employment with the Company and its Affiliates is voluntarily terminated prior to becoming entitled to SERP benefits under Section 4, or

(v)        the Participant ceases to be an Active Participant by reason of an event described in Section 9.3 or 9.5.

           In addition, if a Participant is placed on inactive employee status, as defined by the Plan Administrator from time to time under uniform and nondiscriminatory rules, and, at the date of such change in status, the Participant has attained age 62 or the Participant is at least age 55 and the sum of the Participant's age and years of Creditable Service total at least 70 years, the Participant will continue as an Active Participant in the Plan.

                        (b)        "Inactive Participant" means a Participant who ceases to be an Active Participant, who has not become a Retired Participant and who either (i) continues as an employee of the Company or an Affiliate but who, as a result of a change in status, ceases to be a Contracted Officer or (ii) has his or her Active Participant status terminated solely by reason of Section 2.19(a)(v).

                        (c)        "Retired Participant" shall mean a former Active Participant who has retired on or after meeting the requirements for a Normal, Early or Disability Retirement Allowance under Section 4.

            2.20     "Plan" means this Tyson Foods, Inc. Supplemental Executive Retirement and Life Insurance Premium Plan, as from time to time amended, providing the SERP and LIP benefits described herein.

            2.21     "Plan Administrator" means the person or persons appointed by the Board of Directors to administer the Plan on behalf of the Company and, in lieu of any such appointment, the Company.

            2.22     "Plan Sponsor" means the Company and each Affiliate that has adopted the Plan with the approval of the Company.

            2.23     "SERP" means the portion of the Plan providing the retirement benefits described in Section 4.

2.24     "Vesting Service" means:

                        (a)        The total number of years and completed months of continuous service rendered by a Participant as an employee of the Company or any Affiliate.

                        (b)        Periods of authorized leaves of absence from the Company or any Affiliate, including but not limited to leaves required to be granted pursuant to the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act, and, notwithstanding any other provision of this Plan to the contrary, any period of an authorized leave of absence while disability benefits are being paid to the Participant under a short-term or long-term disability plan then maintained by the Company or an Affiliate.

            Subject to approval by the Plan Administrator, a Participant may be granted additional years of Vesting Service for purposes of determining benefits under the Plan.  Additional service granted under provisions of an individual agreement between the Company or any Affiliate and a Participant or under any severance plan or policy of the Company covering the Participant shall also be included in determining Vesting Service, but only in accordance with the specific terms of such provisions.

SECTION 3
PARTICIPATION

            3.1       Commencement of SERP Participation.  Each Contracted Officer shall commence participation in the SERP as an Active Participant as of the later of March 12, 2004 or the effective date of the written employment agreement between the Contracted Officer and the Plan Sponsor (or, if applicable, Affiliate).

            3.3       Termination of SERP Participation.  When a Participant ceases to be an Active Participant (as defined in Section 2.19(a) hereof), he or she shall cease to be a Participant unless the Participant remains an Inactive Participant or becomes a Retired Participant.  A Retired Participant shall remain a Participant until his or her date of death, unless his or her Nonforfeitable benefits are forfeited pursuant to Section 8.5.

            3.4       Termination of LIP Participation.  When a Participant ceases to be an Active Participant (as defined in Section 2.19(a) hereof), he or she shall cease to be a Participant under the LIP portion of the Plan and shall have no rights to LIP benefits thereafter.  An Active Participant shall remain a Participant under the LIP portion of the Plan until his or her termination of employment with the Company and its Affiliates, unless:

(a)        his or her otherwise Nonforfeitable benefits are forfeited pursuant to Section 8.5;

            (b)        the policy issued to the Participant, as contemplated by Section 3.2, is surrendered, modified or exchanged by the Participant or the Participant causes a diminution in the policy's cash surrender value by withdrawing from, or borrowing against, the policy; or

(c)        the Participant refuses or neglects to cooperate with the Company in its efforts to confirm whether any circumstances described in Section 3.4(b) exist.

            3.5       Inactive Participant.  An Inactive Participant may become a Retired Participant only if he or she returns to the status of an Active Participant and earns a Nonforfeitable right to SERP benefits prior to experiencing a termination of employment with the Plan Sponsor or any Affiliate.

            3.6       Ineligibility.  Notwithstanding any other provision of the Plan, the Plan Administrator may exclude any Contracted Officer from participation in the SERP and/or the LIP, with or without the consent of the Contracted Officer, and no such exclusion shall require the provision of substitute consideration to the Contracted Officer(s) so excluded.

SECTION 4
SERP BENEFITS

            4.1       Nonforfeitable Right to SERP Benefits.

                        (a)        An Active Participant who attains Normal Retirement Age shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Section 8.5, and may retire and receive payment of a Normal Retirement Allowance under the SERP.  Payment of the Normal Retirement Allowance shall commence not later than the immediately succeeding policy anniversary date after the date the Participant actually retires.

                        (b)        An Active Participant who has attained age 55 and whose combination of age (including completed whole calendar months of age) and years of Vesting Service equal or exceed 70 shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Section 8.5, and may retire prior to Normal Retirement Age and receive payment of an Early Retirement Allowance under the SERP.  Payment of the Early Retirement Allowance shall commence not later than the immediately succeeding policy anniversary date after the date the Participant actually retires.

                        (c)        An Active Participant who has become subject to a Disability prior to earning a Nonforfeitable right to benefits under either Section 4.1(a) or (b) above shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Section 8.5, and may retire prior to Normal Retirement Age and receive payment of a Disability Retirement Allowance under the SERP.  Payment of the Disability Retirement Allowance shall commence not later than the immediately succeeding policy anniversary date after the date the Participant terminates employment with the Plan Sponsor (and Affiliates) due to a Disability.

            4.2       Amount of Normal Retirement Allowance.

(a)        The annual Normal Retirement Allowance under the SERP for a Participant who has a Nonforfeitable right to such an allowance pursuant to Section 4.1 and who was a Contracted Officer before January 1, 2002 shall be equal to the greater of (1) or (2) below plus (3):

(1)        (i)         2% of the Participant's Final Average Compensation multiplied by the most recent five years of the Participant's Creditable Service (or if the Participant has less than five years of Creditable Service, 2% of the Participant's Final Average Compensation multiplied by the Participant's total Creditable Service); plus

(ii)        if the Participant has more than five years of Creditable Service, 1% of the Participant's Final Average Compensation multiplied by the Participant's years of Creditable Service in excess of five.

                                    (2)        If the Participant has at least twenty (20) years of Vesting Service, the level, annual premium due under the life insurance policy described under Section 6.1, adjusted to the rate for such coverage charged to male, non-smokers; otherwise $0.

                                    (3)        If the Participant has at least twenty (20) years of Vesting Service, forty-one percent (41%) of the amount determined under Section 4.2(a)(2) above; otherwise, $0.

(b)        The annual Normal Retirement Allowance under the SERP for a Participant who has a Nonforfeitable right to such an allowance pursuant to Section 4.1 and who became a Contracted Officer on or after January 1, 2002 shall be equal to the greater of (1) or (2) below plus (3):

(1)        1% of the Participant's Final Average Compensation multiplied by the Participant's years of Creditable Service.

                                    (2)        If the Participant has at least twenty (20) years of Vesting Service, the level, annual premium due under the life insurance policy described under Section 6.1, adjusted to the rate for such coverage charged to male, non-smokers; otherwise $0.

                                    (3)        If the Participant has at least twenty (20) years of Vesting Service, forty-one percent (41%) of the amount determined under Section 4.2(b)(2) above; otherwise, $0.

4.3       Amount of Early Retirement Allowance.  The annual Early Retirement Allowance under the SERP for Participants who have a Nonforfeitable right to such an allowance pursuant to Section 4.1(b) shall be equal to the Normal Retirement Allowance determined in accordance with Subsection 4.2 except that the portion of the formula described in Section 4.2(a)(1) or 4.2(b)(1), as applicable, shall be based on the Participant's Final Average Compensation and Creditable Service at the date of retirement and reduced so that it is the Actuarial Equivalent of the allowance that would be payable had the Participant retired at Normal Retirement Age.

            4.4       Amount of Disability Retirement Allowance.  The annual Disability Retirement Allowance under the SERP for Participants who have a Nonforfeitable right to such an allowance pursuant to Section 4.1(c) shall be equal to the sum of the amount described in Sections 4.2(a)(2) and 4.2(a)(3), without regard to whether the Participant has twenty (20) years of Vesting Service.

            4.5       Cash Payments.  If and when an Active Participant's SERP benefits first become Nonforfeitable pursuant to Section 4.1, the Participant shall be paid a cash amount, determined by the Plan Administrator, equal to the product of (a) the additional taxes under Section 3101 of the Code arising as a result of the vesting event, multiplied by (b) any percentage from 100% to 141%, with the percentage in any particular case to be selected by the Plan Administrator in its discretion.  In its sole discretion, the Plan Administrator may apply all or any portion of the cash payment provided for under this Section 4.5 to the Participant's tax withholding obligations.

4.6       Restoration of Retired Participants to Service.  Anything contained in this Plan to the contrary notwithstanding, if a Participant who has received or is receiving a Normal, Early or Disability Retirement Allowance again becomes an employee of the Company or any Affiliate, any retirement allowance payable under this Plan shall cease upon reemployment and such allowance shall commence to be paid when the Participant again retires.  On subsequent retirement, the retirement allowance payable to such Participant shall be based on Compensation and Creditable Service before and after the period of prior retirement.

SECTION 5
FORMS OF SERP PAYMENT

            SERP benefits shall be paid annually for the life of the Retired Participant and shall cease as of the last annual payment date preceding the Participant's death.  The SERP portion of the Plan pays no pre-retirement benefits and no death benefits.  No person other than a Retired Participant is eligible to receive SERP benefits earned by that Participant.

SECTION 6
LIFE INSURANCE PREMIUM PAYMENTS

            6.1       Amount of LIP Benefit.  The LIP benefit is an annual amount payable during the period that the Participant is an Active Participant and is equal to the amount of the annual premium due under the policy described in Section 3.2 multiplied by 141%.  The face amount of the death benefit under the policy shall depend upon the Participant's band level as a Contracted Officer, as in effect on the applicable policy anniversary date of each calendar year.  Any subsequent change in band level shall result in an adjustment to the policy's death benefit as soon as administratively practicable, but no later than the next policy anniversary date which is at least thirty (30) days after the effective date of the change in band level.  Notwithstanding the foregoing, the Plan Administrator may adjust the death benefit face amount corresponding to one or more band levels at any time.

            6.2       Payment of LIP Benefit.  The amount of the LIP benefit shall be paid in cash to the Active Participant; provided, however, that the Plan Administrator, in its sole discretion, may pay a portion of the LIP benefit directly to the insurer that issued the policy described in Section 3.1.

            6.3       Forfeiture of SERP Benefits.  Notwithstanding any other provision of this Plan to the contrary, if an Active Participant forfeits the right to the continuation of LIP benefits pursuant to either Section 3.4(b) or (c), the Participant shall also forfeit that portion of his or her SERP benefits that would otherwise be payable pursuant to Section 4.2(a)(2) and (3) or 4.2(b)(2) and (3), as applicable, whether in the form of a Normal, Early or Disability Retirement Allowance.

SECTION 7
ADMINISTRATION OF THE PLAN

            7.1       Rulemaking Authority.  Except as otherwise specifically provided in the Plan, the Plan Administrator shall be the administrator of the Plan.  The Plan Administrator shall have full authority to adopt procedural rules and to employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan.

7.2       Discretionary Authority.  The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan for the administration of the Plan and the transaction of its business.  All elections and designations under the Plan by a Participant shall be made on forms prescribed by the Plan Administrator.  The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person.  All determinations of the Plan Administrator shall be conclusive and binding on all Contracted Officers, Participants and other persons, subject to the provisions of the Plan and subject to applicable law.

7.3       Records and Reports.  The Plan Administrator shall furnish Participants with all disclosures now or hereafter required by ERISA or the Code.  The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

7.4       Non-Exclusive Description.  The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

SECTION 8
CERTAIN RIGHTS AND LIMITATIONS

            8.1       No Right to Employment.  The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company or an Affiliate to discharge any employee and to treat such employee without regard to the effect which such treatment might have upon such employee as a Participant of the Plan.

            8.2       Payments on Behalf of the Impaired.  If the Plan Administrator shall find that a Participant is unable to care for his affairs because of illness, accident or is a minor, the Plan Administrator may direct that any benefit payment due such Participant, unless claim shall have been made therefor by a duly appointed legal representative, be paid to the spouse, a child, parent or other blood relative, or to a person with whom the Participant or other person resides.

Any such payment so made shall be a complete discharge of the liabilities of the Plan with respect to such Participant.

            8.3       Claim for Benefits.  Each Participant, before any benefit shall be payable to or on behalf of such Participant, shall file with a member of the Plan Administrator at least thirty (30) days prior to the time of retirement, such information, if any, as shall be required to establish such person's rights and benefits under the Plan.

            8.4       Non-Alienation.  No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, attachment, encumbrance or charge, and any attempt so to do shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contract liabilities, engagements or torts of the person entitled to such benefit.

            8.5       Forfeiture of Benefits Due to Misconduct.  The obligation of a Plan Sponsor to make or continue payment of any benefits hereunder shall cease with respect to any Participant who is in breach of any material term of his or her employment contract; provided, however, if no such employment contract is then in existence or, if applicable, was in existence immediately prior to the Participant's retirement, then the obligation of a Plan Sponsor to make or continue payment of any benefits hereunder shall cease with respect to any Participant who (a) at any time is convicted of a crime involving dishonesty or fraud relating to the Company or its Affiliates (b) at the time, without the Company's written consent knowingly uses or discloses any confidential or proprietary information relating to the Company or its Affiliates or (c) within one year following termination of employment, without the Company's written consent, accepts employment with, or provides consulting services to, a principal competitor of the Company or its Affiliates.

            8.6       Participant Status as General Creditor.  All benefits payable under the Plan to a Participant shall be payable from the general assets of the Plan Sponsor who last employed the Participant.  The Plan shall not be funded by the Company or any Affiliate.  However, solely for its own convenience and the convenience of other Plan Sponsors, the Company reserves the right to provide for payment of benefits hereunder through a trust which may be irrevocable but the assets of which shall be subject to the claims of each Plan Sponsor's general creditors in the event of the Plan Sponsor's bankruptcy or insolvency, as defined in any such trust.  In no event shall any Plan Sponsor be required to segregate any amount credited to any account, which shall be established merely as an accounting convenience; no Participant shall have any rights whatsoever in any specific assets of any Plan Sponsor or any trust established pursuant to this Section 8.6; no rights of any Participant hereunder shall be subject to participation, alienation, sale, transfer, assignment, pledge, garnishment, attachment or encumbrance nor to the debts, contracts, liabilities, engagements or torts of any Participant.

            8.7       Withholding Obligations.  When payments commence under the Plan, the Plan Sponsor shall have the right to deduct from each payment made under the Plan any required withholding taxes.  The Plan Sponsor may deduct from an Active Participant's Compensation any required withholding taxes attributable to the Participant's participation in the Plan prior to the date payments commence.

            8.8       Accelerated Payment of Benefits.  Notwithstanding any other provision of the Plan to the contrary, the Plan Sponsor shall make payments hereunder before such payments are otherwise due if it determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving a Participant, or a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves a Participant, that a Participant has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plan before they are paid to him.

8.9       Establishment of Grantor Trust.  Notwithstanding any other provision of the Plan to the contrary, no later than the effective date of a Change of Control under Section 2.4(b), (c), (d) or (f) and no later than thirty (30) days following the effective date of a Change of Control under Section 2.4(a) or (e), the Plan Sponsors collectively shall establish a trust as to which each Plan Sponsor is a "grantor", within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code.  The trust so established shall contain the features set forth on Appendix A attached hereto.  No action by the Board of Directors to amend the provisions of this Section 8.9 and Appendix A shall be given effect if such action is taken within sixty (60) days prior to, or at any time after, the effective date of a Change of Control.

SECTION 9
AMENDMENT AND TERMINATION OF THE PLAN

            9.1       Right to Amend.  Subject to the limitation described in Section 8.9, the Board of Directors may amend the Plan at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend or modify in whole or in part, any or all of the provisions of the Plan pursuant to its normal procedures; provided that no such modification or amendment shall adversely affect the SERP benefits of Participants which had accrued or become Nonforfeitable under this Plan prior to the date such amendment or modification is adopted or becomes effective, whichever is later.  For purposes of this Section 9, "accrued" benefits refers to the benefits to which a Participant would be entitled, based on his Creditable Service and Compensation as of the date the determination is made, assuming the Participant had a Nonforfeitable right to benefits as of such date.

            9.2       Right to Terminate.  The Board of Directors may terminate the Plan for any reason at any time provided that such termination shall not adversely affect the SERP benefits of Participants which had accrued or become Nonforfeitable under the Plan prior to the date termination is adopted or made effective, whichever is later and no such termination of the Plan shall effect the termination of any grantor trust established pursuant to Section 8.9.

            9.3       Effect of Plan Termination on SERP Benefits.

(a)        In the event the Plan is terminated, each Participant who has met the age and service requirements to be entitled to a benefit under the SERP shall have a Nonforfeitable right to a Normal Retirement Allowance described in Section 4, which such Participant had accrued through the date of the termination of the Plan.  Except as provided in Subsection (b), SERP benefits will be paid in accordance with Section 4.2 or 4.3, as applicable.

                        (b)        Notwithstanding the foregoing, the Company in its discretion may cause each Plan Sponsor to pay a lump sum of Actuarial Equivalent value of any SERP benefits due to Participants at any time following the termination of the Plan.

            9.4       Effect of Plan Amendment on SERP Benefits.  In the event the Plan is amended or modified in whole or in part to reduce future accruals of SERP benefits, the Participants affected by any such amendment or modification who have met the age and service requirements to be entitled to a SERP benefit shall be treated with respect to the SERP benefits that accrued through the date of such amendment or modification and were affected by such amendment or modification as if the Plan were terminated as of such date and their rights and entitlement to these benefits shall be determined under Section 9.3; provided, however, that such Participants shall be entitled to continue to accrue SERP benefits after the date of such amendment or modification under such modified or amended terms of the Plan.

            9.5       Effect of a Change of Control on SERP Benefits.  In the event of a Change of Control of the Company, then, any person who is an Active Participant in the SERP at the time of the Change of Control who subsequently either ceases for any reason, other than voluntary termination of employment as defined in Plan Section 9.6 below, to be an Active Participant or becomes eligible for Plan participation at a reduced level, then the Plan shall be deemed terminated at the date the Participant ceases to be an Active Participant or becomes eligible for Plan participation at a reduced level with respect to SERP benefits.  Any such person's right and entitlement to SERP benefits shall be determined under the provisions of Section 9.3 but without regard to whether he or she has met the age and service requirements otherwise required to be entitled to a SERP benefit; provided, however that such Participants shall be entitled to continue to accrue benefits after the date of the Change of Control under such terms of the Plan if they are still eligible to continue participation under the Plan.

            9.6       Voluntary Termination of Employment.  For purposes of Plan Section 9.5, a voluntary termination of employment shall mean any termination initiated by the Participant except a termination initiated after:

                        (a)        any substantial adverse change in position, duties, title or responsibilities;

                       (b)        any material reduction in base salary or, unless replaced by equivalent arrangements, any material reduction in annual bonus opportunity or pension or welfare benefit plan coverages;

                        (c)        any relocation required by the Plan Sponsor to an office or location more than 25 miles from the Participant's current regular office or location; or

                       (d)        any failure of the Plan Sponsor to obtain the agreement of a successor entity to assume the obligations set forth hereunder, provided that the successor has had actual notice of the existence of this arrangement and an opportunity to assume the Plan Sponsor's responsibilities hereunder during a period of at least 10 business days after receipt of such notice; provided that, in order for a particular event to be treated as an exception to a "voluntary termination," a Participant must assert such exception within 180 days after actual knowledge of the events giving rise thereto by giving the Plan Sponsor written notice thereof and an opportunity to cure.  Notwithstanding the foregoing, in the event that any employment agreement between the Participant and a Plan Sponsor in effect at the time of such termination provides a definition of "constructive termination" or termination for "good reason" or similar terminology, such definition shall govern over the event described in this Section 9.6 to the extent that it provides addition exceptions to the events which are considered a voluntary termination.

 ARTICLE 10
CLAIMS REVIEW PROCEDURE

10.1     Notice of Denial.  If a Participant is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant's Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period.  In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant's Disability) from the end of such initial period.  With respect to a claim for benefits due to the Participant's Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim.  In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period.  Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

10.2     Contents of Notice of Denial.  If a Participant is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a)        the specific reasons for the denial;

                        (b)        specific references to the pertinent provisions of the Plan on which the denial is based;

(c)        a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

            (d)        an explanation of the Plan's claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;

(e)        in the case of a claim for benefits due to a Participant's Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f)         in the case of a claim for benefits due to a Participant's Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant's medical circumstances or a statement that such explanation will be provided free of charge upon request.

10.3     Right to Review.  After receiving written notice of the denial of a claim, a claimant or his representative shall be entitled to:

(a)        request a full and fair review of the denial of the claim by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant's Disability);

(b)        request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c)        submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d)        a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

10.4     Application for Review.

(a)        If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 10.4, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

(b)        If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant's Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial.  With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

(i)         consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(ii)        identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

10.5     Hearing.  Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

10.6     Notice of Hearing.  At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

10.7     Counsel.  All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

10.8     Decision on Review.  No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant's Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant's Disability) after the date of receipt of the written application for review.  If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant's Disability) period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review.  In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a)        the specific reasons for the decision;

(b)        specific references to the pertinent provisions of the Plan on which the decision is based;

(c)        a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

(d)        an explanation of the Plan's claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant's right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e)        in the case of a claim for benefits due to the Participant's Disability, if  an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f)         in the case of a claim for benefits due to a Participant's Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant's medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g)        in the case of a claim for benefits due to a Participant's Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

 ARTICLE 11
ADOPTION BY AFFILIATES

Any Affiliate may, in the future, adopt this Plan provided that proper action is taken by the Board of Directors of such Affiliate and the participation of such Affiliate is approved by the Board of Directors.  The administrative powers and control of the Company, as provided in this Plan, shall not be deemed diminished under this Plan by reason of the participation of any Affiliate and the administrative powers and control granted hereunder to the Plan Administrator shall be binding upon any Affiliate adopting this Plan.  Each Affiliate adopting this Plan shall have the obligation to pay the benefits to its employees hereunder and no other Affiliate shall have such obligation and any failure by a particular Affiliate to live up to its obligations under this Plan shall have no effect on any other Affiliate.  Any Affiliate may discontinue this Plan at any time by proper action of its Board of Directors subject to the provisions of Section 9.

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of January 23, 2004.

                                                                                                        TYSON FOODS, INC.

                                                                                                        By:  /s/ Kenneth Kimbro

                                                                                                        Title:  Senior Vice President, Human Resource

ATTEST:

/s/ R. Read Hudson_________
Secretary

            [CORPORATE SEAL]

APPENDIX A

Mandatory Features of Grantor Trust

            1.         The trust shall be immediately funded by the Plan Sponsors, to the extent of their proportionate shares, with cash or cash equivalents in an amount equal to the present value Actuarial Equivalent of unpaid SERP benefits accrued in favor of Participants determined as of the immediately preceding December 31st.

            2.         Within thirty (30) days after each subsequent December 31st, the Plan Sponsors shall make additional contributions, to the extent of their proportionate shares, to the trust in an amount equal to the change in the present value Actuarial Equivalent of unpaid SERP benefits accrued in favor of Participants as of that December 31st when compared to the immediately preceding December 31st.

3.         The factors used in determining the Actuarial Equivalent of unpaid SERP benefits for all required funding contributions to the trust shall be the same mortality and/or empirical table(s) and rate(s) of interest as in use by the Plan Administrator six (6) months prior to the effective date of the Change of Control.

            4.         The Plan Sponsors also shall fund and maintain a separate reserve under the trust from which the trustee shall charge its expenses.  The reserve shall be maintained at a level of no less than $50,000.

            5.         All portions of the trust shall be irrevocable and trust funds may only be used to provide for the payment of SERP benefits to Participants, to pay the expenses of the trustee and to satisfy the claims of the creditors of a Plan Sponsor in the event of insolvency; provided, however, that in event of an insolvency, only the trust funds attributable to the insolvent Plan Sponsor shall be subject to the claims of the creditors of that Plan Sponsor.

            6.         The trustee shall have the sole discretionary authority to invest the trust funds and shall do so as if the trustee were subject to the provisions of Part 4, Title 1 of ERISA.

            7.         The trust shall provide a mechanism for Participants to make a claim for payment of SERP benefits directly to the trustee and the trustee shall be granted the authority to approve payments of SERP benefits to a claiming Participant provided adequate evidence of entitlement to the benefit is demonstrated by the Participant.

            8.         The initial trustee and any successor trustee appointed to serve as trustee of the trust shall be a bank that is authorized to exercise trust powers and has a capital of at least $250,000,000.

            9.         The actual provisions of the trust agreement shall be in such form as negotiated between the Plan Sponsors and the trustee; provided, however, that no such provisions shall contradict or otherwise diminish the substance of the features of the trust described hereinabove.